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                                                                  EXHIBIT 99.(J)

[KPMG letterhead]



                          Independent Auditors' Consent



The Board of Directors
Fortis Advantage Portfolios, Inc.
Fortis Growth Fund, Inc.
Fortis Equity Portfolios, Inc.

We consent to the use of our report incorporated herein by reference and the references to our Firm under the headings "Financial Highlights" in Part A and "Financial Statements" in Part B of the Registration Statement.



                                                          /s/ KPMG LLP

                                                          KPMG LLP


Minneapolis, Minnesota
December 29, 2000